                                                                   EXHIBIT 10.8a

NBC TV NETWORK


                                 July 11, 1995


Multimedia, Inc.
and
Multimedia Entertainment, Inc.
c/o WLWT
140 West Ninth Street
Cincinnati, Ohio 45202

          RE:  WLWT (Cincinnati, Ohio)
               -----------------------

Gentlemen:

     The following shall comprise the agreement between us for the affiliation of television broadcasting station WLWT (Multimedia Entertainment, Inc. and WLWT collectively herein called "Station") with the NBC Television Network (herein called "NBC") and shall supersede and replace our prior agreement dated March 1, 1990, except for the most recent amendment with respect to network non-duplication protection under Federal Communications Commission ("FCC") Rules
Section 76.92.

     1.   Term.  This Agreement shall be deemed effective at 3:00 A.M., New York
          ----
City time as of the 29th day of August, 1994, and, unless sooner terminated as provided in this Agreement, it shall remain in effect for a period of six (6) years thereafter. It shall then be renewed on the same terms and conditions for a further period of four (4) years and for successive further periods of four
(4) years each, unless and until either party shall, at least six (6) months prior to the expiration of the initial or then current term, give the other party written notice that it does not desire to have this Agreement renewed for a further period.

     2.   NBC Programming.
          ---------------

          (a) NBC shall deliver to Station for free, over-the-air television broadcasting all programming which NBC makes available for broadcasting in the community to which Station is presently licensed by the FCC, except as otherwise expressly provided herein.

          (b) NBC commits to supply sufficient news and entertainment programming throughout the term of this Agreement for the hours presently programmed by it (the "Programmed Time Periods"), which Programmed Time Periods are as follows (the specified times are all local time in Station's community of license):

     Prime Time:    Monday thru Saturday - 8:00-11:00 P.M.
                    Sunday - 7:00-11:00 P.M.

     Late Night:    Monday thru Thursday - 11:35 P.M.-2:05 A.M.
                    Friday - 11:35 P.M.-2:15 A.M.
                    Saturday - 11:30 P.M.-1:00 A.M.

     News:          Monday thru Friday - 5:30-6:00 A.M.,
                    7:00-9:00 A.M. and 6:30-7:00 P.M.
                    Saturday - 8:00-10:00 A.M. and 6:30-7:00 P.M.
                    Sunday - 8:00-10:00 A.M. and 6:30-7:00 P.M.

     Daytime:       Monday thru Friday - 1:00-3:00 P.M.
                    Saturday - 11:00 A.M.-12:00 Noon

          The selection, scheduling, substitution and withdrawal of any program or portion thereof delivered to Station during the Programmed Time Periods shall at all times remain within the sole discretion and control of NBC. The parties acknowledge that local and network programming needs may change during the term of this Agreement, and each party agrees throughout the term to negotiate in good faith with the other party any proposed modification of the Programmed Time Periods.

          (c) In addition to the programming supplied pursuant to Paragraph 2(b) above, NBC shall offer Station throughout the term of this Agreement a variety of sports, special events and overnight news programming for television broadcast at times other than the Programmed Time Periods. Station shall have the right of first refusal with respect to any such programming good for seventy-two (72) hours as against any other television station located in Station's community of license or any television program transmission service furnishing a television signal to Station's community of license, including, but not limited to, any community antennae television system, subscription television service, multipoint distribution system and satellite transmission service. Station shall notify NBC of its acceptance or rejection of NBC'S offer of such programming as promptly as possible. Station's acceptance of NBC's offer shall constitute Station's agreement to broadcast such programming in accordance with the terms of such offer and this Agreement. Notwithstanding any other provision in this Agreement, no pre-existing acceptance of NBC programming shall be superseded or otherwise affected by this Agreement, and those acceptances shall remain in full force and effect. With respect to NBC programs outside the Programmed Time Periods (either offered or already contracted for pursuant to this Agreement), nothing herein contained shall prevent or hinder NBC from (i) substituting one or more sponsored or sustaining programs, in which event NBC shall offer such substituted programs, in which event NBC shall offer such substituted program or programs to Station in accordance with the provisions of this Paragraph 2(c), or (ii) canceling one or more such NBC programs; provided, however, that NBC shall exercise all reasonable efforts to give Station at least three (3) weeks prior written notice of such substitution or cancellation. Station shall not be obligated to broadcast, and NBC shall not be obligated

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

to deliver, subsequent to the termination of this Agreement, any programs which NBC may have offered and which Station may have accepted during the term hereof.

     3.   Station Carriage in Programmed Time Periods.
          -------------------------------------------

          (a) Station agrees that, subject only to the preemption rights set forth herein, including but not limited to Station's unqualified right to preempt for local live coverage of news events, Station shall broadcast over Station's facilities all NBC programming supplied to Station for broadcast in the Programmed Time Periods on the dates and at the times the programs are scheduled by NBC, except to the extent that Station is actually broadcasting programming pursuant to (and within the specified limits of) a commitment contemplated by Paragraphs 3(b) or 3(d) below.

          (b) As an inducement for NBC to enter into this Agreement, Station covenants, represents and warrants to NBC that during any Broadcast Year (as hereinafter defined) during the term hereof, Station shall preempt no more than twenty-four (24) hours in the aggregate of NBC programs during the Prime Time Programmed Time Period, for any reason other than the live coverage of news events (the "Prime Time Preemption Amount"); provided, however, that Station
                                             --------  -------
shall be permitted to make additional preemptions for the broadcast of Cincinnati Reds baseball games (the "Cincinnati Reds Games"); provided, further,
                                                              --------  -------
that the availability of the foregoing proviso to Station is conditioned upon Station's compliance with the provisions of Paragraph 3(d) below. For the purposes of this Agreement, a "Broadcast Year" shall mean a twelve (12) month period during the term hereof which commences on any September 1 during the term hereof and which ends on August 31 of the immediately following year. Notwithstanding the foregoing, Station agrees that in no event shall it preempt any NBC movie scheduled by NBC for broadcast during the Prime Time Programmed Time Period to broadcast any other movie.

          (c) The Station hereby agrees to accept and clear all weekend sports programming offered to the Station by NBC outside the Programmed Time Periods ("NBC Sports Programming"), except for (i) NBC sports programming which directly conflicts with Station's coverage of sports events and special events or other programs of particular local interest (collectively, such coverage of such sports events and special events other than the Station's broadcast of Cincinnati Reds Games are referred to below as "Special Programs") and (ii) as provided in Paragraph 3(d) below with respect to the Cincinnati Reds Preemption Amount. Notwithstanding the foregoing clause (i), the parties hereto acknowledge that the definition of "Special Programs" shall be interpreted consistent with Station's prior programming practice. Station agrees not to broadcast more than thirty-five (35) hours of Special Programs outside the Programmed Time Periods in the aggregate during any

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

Broadcast Year during the term of this Agreement which would conflict with NBC Sports Programming outside the Programmed Time Periods (the "Sports Preemption Amount"); provided, however, that if NBC materially increases the aggregate
          --------  -------
total number of hours of NBC Sports Programming from the aggregate total number of scheduled hours during the 1993-1994 Broadcast Year (the "1993-1994 NBC Sports Programming Schedule"), Station shall have the right to preempt NBC Sports Programming for the broadcast of one (1) additional hour of Special Programs for each one (1) additional hour of NBC Sports Programming in excess of the hours of programming included in NBC's 1993-1994 Sports Programming Schedule.

          (d) Station shall have the right to preempt NBC programming for the broadcast of Cincinnati Reds Games; provided, however, that in each Broadcast Year during the term of this Agreement, the number of programming hours included for purposes of determining such preemption amount shall not exceed the aggregate number of programming hours scheduled by Station for the broadcast of fifty-five (55) Cincinnati Reds Games during the 1994 Major League Baseball season (the "Cincinnati Reds Preemption Amount"); and provided, further, that in
                                                      --------  -------
each Broadcast Year during the term of this Agreement, the number of hours of programming included in such Cincinnati Reds Preemption Amount utilized in a specific daypart shall be approximately the same as the number of hours of such programming scheduled for broadcast by Station during the 1994 Major League Baseball season. Station agrees to regularly discuss with NBC the coordination of the scheduling of Cincinnati Reds Games and NBC programming in order to set program priorities and reduce the impact of preemptions of NBC programming by Station, and Station will advise NBC of the broadcast schedule of Cincinnati Reds Games for each Major League Baseball Season during the term hereof promptly after the determination of each such schedule.

          (e) Upon the expiration or termination of any of Station's existing contractual commitments (it being understood that Station's renewal of an existing commitment shall not be deemed an expiration or termination) for non-NBC programming broadcast by the Station during the hours of 8:00 A.M.-4:00 P.M. ("Other Programming"), the Station agrees to clear additional NBC Daytime programming Monday through Friday in the Live Time Period for such programming as scheduled by NBC (the "Additional Daytime Programs") until such time as Station clears a total of four (4) hours of NBC Daytime programming Monday through Friday, except to the extent that Station broadcasts, in the hours formerly utilized for the broadcast of such Other Programming:

               (i) programming which is distributed by a syndicator other than Multimedia Entertainment, Inc. ("Multimedia Entertainment") and which is in its second or subsequent year of actual distribution; or

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

               (ii) Multimedia Programming; As used herein, "Multimedia Programming" shall mean programming produced syndicated or distributed by Multimedia Entertainment; provided that Multimedia Entertainment is a
                               --------
     direct or indirect subsidiary of Multimedia, Inc. ("Multimedia") and the majority of the outstanding shares of voting stock of Multimedia is beneficially owned, directly or indirectly by the holders of such majority stock interest as of the date hereof ("Current Multimedia"), provided,
                                                                  --------
     however, that if Multimedia Entertainment is owned or controlled by a
     -------
     person or entity other than the Current Multimedia (a "Third Party Owner"), "Multimedia Programming" shall mean (A) programs being produced, syndicated or distributed by Multimedia Entertainment or (B) programs actually in development by Multimedia Entertainment, in each case as of the date of this Agreement.

In the event of any such additional clearance of NBC Daytime programming by Station, the time period for such additional clearance shall then be added to the Daytime Programmed Time Period for purposes of Paragraphs 2(b) and 3(a) of the Agreement. Notwithstanding the foregoing, if any Additional Daytime Program (including any replacement programming) does not achieve an A.E. Nielsen Co. rating of three (3) DMA (as defined by Nielsen) Households (HH) or more by the second ratings sweeps periods (i.e. November, February, or May ratings periods) following such additional clearance by Station (the "Three Rating") during any full Broadcast Year in which such program is broadcast by Station, the Station may, no earlier than one year after Station commences its broadcast of such NBC program, cancel its clearance of such NBC Program and enter into an agreement to broadcast programming set forth in clauses (i) or (ii) of this Paragraph 3(c);

provided that in the event NBC replaces such NBC program, Station agrees to
--------
clear such replacement program in accordance with the procedure as set forth in this Paragraph 3(e).

     4.   Preemptions.
          -----------

          (a) In the event that Station, for any reason, fails to broadcast or advises NBC that it will not broadcast any NBC programming as provided herein, then, in each case, Station, upon notice from NBC to Station, shall broadcast such omitted programming and the commercial announcements contained therein (or any replacement programming and the commercial announcements contained therein) during a time period or periods which the parties shall use reasonable efforts to promptly and mutually agree upon and which shall, to the extent possible, be of a quality and rating value comparable to that of the time period or periods at which such omitted programming was not broadcast as provided herein. In the event that the parties do not promptly agree upon a time period or periods as provided in the preceding sentence, then, without limitation to any other right of NBC under this

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

Agreement or otherwise, NBC shall have the right to license the broadcast rights to the applicable omitted programming (or replacement programming) to another television station located in Station's community of license.

          (b) In the event that Station preempts or fails to clear or broadcast any NBC programming as provided herein for any reason other than: (i) the live coverage of local news events, (ii) as permitted by Paragraphs 3(b), 3(c) or 3(d) above, (iii) force majeure as provided for in Paragraph 12 below, or (iv) because: (A) the programming is delivered in a form which does not meet accepted standards of good engineering practice; (B) the programming does not comply with the rules and regulations of the FCC; or (C) Station reasonably believes that such programming would not meet prevailing contemporary standards of good taste in its community of license, then, without limiting any other rights of NBC under this Agreement or otherwise, upon NBC's request, Station shall pay NBC, or NBC may deduct or offset from any amounts payable to Station hereunder or under any other agreement between Station and NBC (or an entity controlling, controlled by or under common control with NBC), an amount equivalent to NBC's loss in net advertising revenues attributable to the failure of Station to broadcast such program in Station's market as scheduled by NBC which amount shall be calculated in accordance with Exhibit A hereto; provided,
                                                                      --------
however, that the maximum amounts payable by Station to NBC pursuant to this
-------
Paragraph 4(b) shall not exceed (i) with respect to the first three hours of preemptions of NBC programs, in the aggregate, in any Broadcast Year in excess of the preemption amounts set forth in Paragraphs 3(b), 3(c) and 3(d) hereof (the "Three Hour Amount"), an amount equal to the aggregate of the compensation that would have been payable by NBC to Station pursuant to Paragraph 5 hereof and any additional consideration payable to Multimedia pursuant to Paragraph 6 hereof, if Station had not preempted such NBC programming and (ii) with respect to any and all preemptions in excess of the Three Hour Amount, an amount equal to the product of (x) two (2) times (y) such amounts set forth in (i) above in
                              -----
respect of such preempted NBC programming. Notwithstanding the foregoing, NBC shall not deduct or offset from any amounts payable to Station or Multimedia hereunder any amounts with respect to NBC's loss in net advertising revenues due to Station's preemption of NBC programs in connection with Station's broadcast of Cincinnati Reds Games in compliance with Paragraphs 3(b), 3(c) or 3(d) hereof. Station acknowledges that NBC programming previously broadcast by Station has been generally consistent with the standards set forth in the foregoing clause (C); Station also agrees that Station's reasonable belief that an NBC program does not meet such standards will be based on a substantial difference in such program's style and content from NBC programs previously broadcast by Station unless the relevant standards in the Station's community of license have changed.

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

          (c) With respect to programs offered or already contracted for pursuant to this Agreement, nothing herein contained shall be construed to prevent or hinder Station from: (i) rejecting or refusing any NBC program which Station reasonably believes to be unsatisfactory or unsuitable or contrary to the public interest, or (ii) substituting a program which, in Station's opinion, is of greater local or national importance; provided, however, that Station shall give NBC written notice of each such rejection, refusal or substitution, and the reason therefor at least three (3) weeks in advance of the scheduled broadcast or as soon as possible (including and explanation of the cause for any lesser notice). Station confirms that its determination that a substitute program is of greater local or national importance shall be based on Station's reasonable good faith judgment.

     5.   Station Compensation.  In further consideration of Station's
          --------------------
performance of its obligations under this Agreement NBC shall compensate Station as follows:

          (a) (i) NBC shall pay Station for Station's broadcast of each network sponsored program or portion thereof (except those specified in Paragraph 5(b) below which is broadcast during the Live Time Period therefor the amount resulting from multiplying the following:

          (A   Station's Network Station Rate which is $___,880; by

          (B The percentage set forth in the compensation matrix table attached hereto as Exhibit B (the "Compensation Table") opposite the applicable time period; by

          (C The fraction of an hour substantially occupied by such program or portion thereof; by

          (D The fraction of the aggregate length of all Commercial Availabilities during such program or portion thereof occupied by Network Commercial Announcements.

          As used herein, "Live Time Period" shall mean the time period or periods as specified by NBC for the broadcast of a program by Station. "Commercial Availability" shall mean a period of time made available by NBC during a network sponsored program for one or more Network Commercial Announcements; and "Network Commercial Announcement" shall mean a commercial announcement broadcast over Station during a Commercial Availability and paid for by or on behalf of one or more of NBC's network advertisers, not including, however, announcements consisting of billboards, credits, public service announcements, promotional announcements and announcements required by law.

               (ii) For each network sponsored program or portion thereof (except those specified in Paragraph 5(b) below) which is broadcast by Station during a time period other than the Live Time Period therefor, NBC shall pay Station as if Station had broadcast the program or portion thereof during such Live Time Period, except that if the percentage set forth in the Compensation Table opposite the time period during which Station broadcasts the program or portion thereof is less than that set forth opposite such Live Time Period, NBC shall pay Station on the basis of the time period during which Station broadcasts the program or portion thereof.

          (b) NBC shall pay Station such amounts as NBC and Station shall agree upon for all network sponsored programs broadcast by Station consisting of:

               (i)    Sports programs

               (ii)   Special events programs, and

               (iii) Programs for which NBC specifies a Live Time Period which straddles any of the time period categories in the Compensation Table.

          (c) (i) On or about the fifteenth day of the last month of each calendar quarter during the term hereof, subject to the timely receipt of reports requested under Paragraph 10 below, NBC shall pay Station, by electronic transfer or such other means as NBC shall determine, an estimate of the amounts due hereunder for such calendar quarter. NBC shall make the appropriate adjustment for the payment actually due for such calendar quarter in the payment of the estimated amount due for the next calendar quarter. NBC shall calculate the amounts due hereunder on a weekly basis and shall report such amounts to Station within a reasonable period of time after the close of each month during the term.

               (ii) From the amounts otherwise payable to Station hereunder, NBC shall deduct for each week during each calendar quarter of the term hereof a sum equal to 117% of Station's Network Station Rate provided in subparagraph 5(a)(i)(A) above (the "Waiver Percentage"). This deduction shall be calculated on a weekly basis, with 4.2857 as the agreed number of weeks per month, and shall be reported to Station with the reports due under subparagraph 5(c)(i) above. NBC shall make other deductions from the amounts otherwise payable to Station hereunder for additional services made available by NBC and utilized by Station such as, but not limited to NNC News Channel.

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

          (d) (i) Subject to the limitations set forth below, NBC reserves the right as part of a general rate revision to reevaluate and change at any time (A) the percentages set forth in the Compensation Table, or (B) the Waiver Percentage set forth in subparagraph 5(c)(ii) above by giving written notice to Station at least thirty (30) days prior to the effective date of such change. Notwithstanding the foregoing, NBC agrees that: (X) the Compensation Table attached hereto as Exhibit B shall be modified during the term of this Agreement only as mutually agreed to by NBC and Station; and (Y) NBC may increase the Waiver Percentage only by reason of an increase in NBC's technical costs of delivering programming to the NBC Television Network provided that any such increase in the Waiver Percentage
                        --------
     shall be subject to review by the NBC Affiliate Board.

               (ii) Notwithstanding anything contained in subparagraph 5(d)(i) to the contrary, the parties acknowledge that the payment of compensation to Station hereunder is in consideration of certain commitments by Station, including commitments regarding Station's local news program schedule and promotion of NBC programming as respectively set forth in Exhibits C and D attached hereto, which Exhibits are incorporated herein by this reference. In the event that Station (A) materially reduces its local news program schedule as set forth in Exhibit C or B) does not fulfill such commitments as are set forth in Exhibit D in all years during the term of this Agreement. NBC reserves the right to decrease Station's Network Station Rate by notifying Station in writing at least ninety (90) days prior to the effective date of such change.

          (e) The parties agree that the letter dated April 21, 1994 from NBC to Station relating to NBC's "Affiliate Olympic Contribution Plan" shall continue to effect with respect to Station and that the Station's contribution amount shall remain in effect during the applicable time periods as set forth therein.

     6.   Additional Consideration.  In consideration of Multimedia causing
          ------------------------
Station to enter into this Agreement and Station's performance of its obligations under this Agreement, NBC agrees to pay to Multimedia the additional amounts (the "Additional Payments") set forth on Exhibit E hereto subject to the provisions thereof.

     7.   Local Commercial Announcements.  Subject to the following sentence,
          ------------------------------
NBC agrees that during each quarter during the term of this Agreement, the average weekly number of minutes available for Station's local commercial announcements in and adjacent to regularly scheduled NBC programming in each daypart (with pro-rated adjustments for national sports programming, special news coverage or other special events) shall not be less than ninety-five percent

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

(95%) of the average weekly number of minutes for the applicable daypart during the 1993-94 Broadcast Year as set forth in Exhibit F attached hereto (except if the reduction is due to a change in applicable government regulations). In the event of a reduction in the average weekly number of minutes available for Station's local commercial announcements in the adjacent to regularly scheduled NBC programming which causes NBC not to be in compliance with the foregoing provision, NBC agrees to offset the effects of such reduction by providing Station with a comparable economic benefit, which benefit may take the form of local coverage of NBC promotional announcements, an increase in the amount of Station's preemptions permitted under Paragraphs 3(b), 3(c) or 3(d) hereof, or other form of benefit. The foregoing provisions of this Paragraph 7 are not intended to facilitate any disproportionate change by NBC in the allocation of the number of minutes available for Station's local commercial announcements in and adjacent to regularly scheduled NBC programming among different time periods in any daypart if such change is soley for NBC's economic benefits.

     8.   Delivery.  NBC shall transmit the programming hereunder by satellite
          --------
and shall notify Station as to both the satellite and transponder being used for such transmission, and the programming shall be deemed delivered to Station when transmitted to the satellite. Where, in the opinion of NBC, it is impractical or undesirable to furnish a program over satellite facilities, NBC may deliver the program to Station in any other manner, including but not limited to, in the form of motion picture film, video tape or other recorded version, postage prepaid, in sufficient time for Station to broadcast the program at the time scheduled. Such recordings shall be used only for a single television broadcast over Station, and Station shall comply with all NBC instructions concerning the disposition to be made of each such recording received by Station hereunder.

     9.   Conditions of Station's Broadcast.  Station's broadcast os NBC
          ---------------------------------
programming shall be subject to the following terms and conditions:

          (a) Station shall not make any deletions from, or additions or modifications to, any NBC program furnished to Station hereunder or any commercial, NBC identification, program promotional or production credit announcements or other interstitial material contained therein, nor broadcast any commercial or other announcements (except emergency bulletins) during any such program, without NBC's prior written authorization. Station may however, delete announcements promoting any NBC program which is not to be broadcast by Station, provided that such deletion shall be permitted only in the event and to the extent that Station substitutes for any such deleted promotional announcements other announcements promoting NBC programs to be broadcast by Station.

          (b) For purposes of identification of Station with the NBC programs, and until written notice to the contrary is given by NBC, Station may superimpose on various Entertainment programs, where designated by NBC, a single line of type, not to exceed fifty (50) video lines in height and situated in the lower eighth raster of the video screen, which single line shall include (and be limited to) Station's call letters community of license or home market, channel number, and the NBC logo. No other addition to any Entertainment program is contemplated by this consent, and the authorization contained herein specifically excludes and prohibits any addition whatsoever to News and Sports programs, except identification of Station as provided in the preceding sentence as required by the FCC.

          (c) The placement and duration of station-break periods provided for locally originated announcements between NBC programs or segments thereof shall be designated by NBC. Station shall broadcast each NBC program delivered to Station hereunder from the commencement of network origination until the commencement of the terminal station break.

          (d) In the event of the confirmation by NBC of any violation by Station of any of the provisions of this Paragraph 9, NBC may, in its reasonable discretion following written notice to Station and an opportunity for Station to respond, withhold an amount of compensation otherwise due Station under Paragraph 5 above which is appropriate in view of the nature of the specific violation, it being understood that the amount withheld for any violation shall not exceed the total compensation due Station for the week in which such violation occurs. Nothing herein contained shall limit the rights of Station under Paragraph 4(c) above.

     10.  Station Reports.  Station shall submit to NBC in writing, upon forms
          ---------------
provided by NBC, such reports as NBC may request covering the broadcast by Station of programs furnished to Station hereunder.

     11.  Music Performance Rights.  All programs delivered to Station pursuant
          ------------------------
to this Agreement shall be furnished with all music performance rights necessary for broadcast by Station included. Station shall have no responsibility for obtaining such rights from ASCAP, BMI or other music licensing societies insofar as the programs delivered by NBC to Station for broadcasting are concerned. As used in this paragraph, "programs" shall include, but shall not be limited to, program and promotional material and commercial and public service announcements furnished by NBC. Station shall be responsible for all music license requirements for any commercial and public service announcements or other material inserted by Station within or adjacent to the programs as permitted under the terms of this Agreement, except for cut-ins produced by or on behalf of NBC and inserted by Station at NBC's direction.

     12.  Force Majeure.  Neither Station nor NBC shall incur any liability
          -------------
hereunder because of NBC's failure to deliver, or the failure of Station to broadcast, any or all programs due to failure of facilities, labor disputes, government regulations or causes beyond the reasonable control of the party so failing to deliver or to broadcast. Without limiting the generality of the foregoing, NBC's failure to deliver a program for any of the following reasons shall be deemed to be for causes beyond NBC's reasonable control: cancellation of a program because of the death, illness or refusal to appear or perform of a star or principal performer therein, or because of such person's failure to conduct himself or herself with due regard to social conventions and public morals and decency, or because of such person's commission of any act or involvement in any situation or occurrence tending to degrade him or her in society, or bringing him or her into public disrepute, contempt, scandal or ridicule, or tending to shock, insult or offend the community, or tending to reflect unfavorable upon NBC or the program sponsor.

     13.  Indemnification.  NBC shall indemnify, defend and hold Station, its
          ---------------
parent, subsidiary and affiliated companies, and their respective directors, officers and employees, harmless from and against all claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of the use by Station, in accordance with this Agreement, of any program or other material as furnished by NBC hereunder, provided that Station promptly notifies NBC of any claim or litigation to which this indemnity shall apply and that Station cooperates fully with NBC in the defense or settlement of such claim or litigation. Similarly, Station shall indemnify, defend and hold NBC, its parent, subsidiary and affiliate companies and their respective directors, officers and employees, harmless with respect to material added to or deleted from any program by Station, except for cut-ins produced by or on behalf of NBC and inserted by Station at NBC's direction. These indemnities shall not apply to litigation expenses, including attorneys' fees, which the indemnified party elects to incur on its own behalf. Except as otherwise provided herein, neither Station nor NBC shall have any rights against the other for claims by third persons, or for the non-operation of facilities or the non-furnishing of programs for broadcasting, if such non-operation or non-furnishing is due to failure of equipment, actions or claims by any third person, labor disputes or any cause beyond such party's reasonable control.

     14.  Station's Right of First Negotiation.  Throughout the term of this
          ------------------------------------
Agreement, NBC shall give Station prompt notice of any determination by NBC to engage in new over-the-air broadcast ventures within Station's community of license (whether or not involving the transmission of television programs, but excluding any acquisition of an ownership interest in any broadcast television station) (a "Broadcast Venture"). NBC shall negotiate exclusively with Station in good faith, for a period of time following such notice to Station as shall be determined by NBC to be appropriate to the circumstances and as shall be specified in such notice, with respect to Station's participation on a financial and/or operational basis in any such Broadcast Venture within Station's community of license before NBC may enter into any such negotiations with a Third Party (as defined below) within such community of license. "Third Party" shall mean any person or entity other than an NBC Party; "NBC Party" shall mean any of NBC, National Broadcasting Company, Inc. or their respective parent, subsidiary, affiliated, related or successor entities.

     15.  Change in Operations.  Station represents and warrants that it holds a
          --------------------
valid license granted by the FCC to operate the Station as a television broadcast station; such representation and warranty shall constitute a continuing representation and warranty by Station. In the event that Station's transmitter location, power frequency, programming format or hours of operation are materially changed at any time so that Station is of less value to NBC as a broadcaster of NBC programming than at the date of this Agreement, then NBC shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Station.

     16.  Assignment.
          ----------

          (a) This Agreement shall not be assigned without the prior written consent of NBC, and any permitted assignment shall not relieve Station of its obligations hereunder; provided, however, that NBC agrees to not unreasonably
                       --------  -------
withhold its consent to an assignment of this Agreement by Station and; provided, further, that NBC's consent shall not be required in the event that
--------  -------
Station assigns its rights and obligations hereunder to a direct or indirect subsidiary of Multimedia, and the majority of the outstanding shares of voting stock of Multimedia continues to be owned and controlled by the current holders of such majority stock interest. Without limiting the foregoing or the provisions of Paragraph 16(b) below, the parties agree that NBC shall not have been deemed to have unreasonably withheld its consent or unreasonably terminated this Agreement if it withholds its consent to an assignment of this Agreement or terminates this Agreement pursuant to Paragraph 16(b) below if the assignee or transferee of the Station or control of the Station's license is an entity which
(i) is a Network (as defined below), (ii) is directly or indirectly controlled by, controls or is under common control with a Network (a "Common Control Entity"), (iii) has a significant direct or indirect beneficial ownership interest in a Network or a Common Control Entity, or (iv) is an entity in which a Network or a Common Control Entity has a significant direct or indirect beneficial ownership interest. Any purported assignment by Station without such consent shall be null and void and not enforceable against NBC. In the event of any such permitted assignment, the assignee shall deliver to NBC an assumption agreement in form satisfactory to NBC. As used herein, "Network" shall refer to any of the CBS,

ABC, Fox, Warner or UPN broadcast television networks or any other broadcast television "network" as defined by the FCC.

          (b) Station agrees that if any application is made to the FCC pertaining to an assignment or a transfer of control of Station's license, or any interest therein, Station shall immediately notify NBC in writing of the filing of such application. Except as to "short form" assignments or transfers of control made pursuant to Section 73.3540(f) of the FCC Rules, NBC shall have the right to terminate this Agreement in the event of any such assignment or transfer; provided that NBC agrees not to unreasonably exercise such termination
          --------
right. Station agrees, except in the case of "short form" assignments or transfers of control, that promptly following Station's notice to NBC, Station
(i) shall arrange for a meeting between NBC and the proposed assignee or transferee to review the financial and operating plans of the proposed assignee or transferee, and (ii) shall procure and deliver to NBC, in form satisfactory to NBC, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of the Station's license, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind for (i) the remainder of the then-current term of this Agreement or (ii) three (3) years from the date of said assignment or transfer, whichever period is greater. Station agrees to include as a condition of any proposed assignment, sale or transfer of Station (including any assignment or transfer of control of Station's license) a contractually binding provision that the assignee or transferee shall provide the foregoing assumption agreement. If Station complies with its obligations set forth in the preceding sentence and NBC does not terminate this Agreement upon written notice to Station within the thirty (30) day period following the later of the meeting with the proposed assignee or transferee or the delivery to NBC of a satisfactory assumption agreement, NBC shall be deemed to have consented to the assignment or transfer of control.

          (c) NBC agrees that in the event of a sale or transfer of all or substantially all of the assets or business of NBC (whether structured as a sale or transfer of equity or assets of NBC), NBC agrees to assign this Agreement to the purchaser or transferee and to cause such purchaser or transferee to assume NBC's obligations hereunder; provided that the foregoing agreement shall not apply in the event that this Agreement becomes an obligation of such purchaser or transferee by operation of law. Upon such assignment and assumption, NBC shall have no liability to Station or Multimedia under this Agreement with respect to obligations arising after the effective date of such assignment and assumption.

     17.  Unauthorized Copying and Transmission.  Station shall not authorize,
          -------------------------------------
cause, or permit, without NBC's consent, any program or other material furnished to Station hereunder to be recorded, duplicated, rebroadcast or otherwise transmitted or used for any purpose other than broadcasting by Station as provided herein. Notwithstanding the foregoing, Station shall not be restricted in the exercise of its signal carriage rights pursuant to any applicable rule or regulation of the FCC with respect to retransmission of its broadcast signal by any cable system or multichannel video program distributor ("MVPD"), as defined in Section 76.64(d) of the FCC Rules, which (a) is located within the Area of Dominant Influence ("ADI") as defined by Arbitron, in which Station is located, or (b) was actually carrying Station's signal as of April 1, 1993, or (c) with respect to cable systems, serving an area in which Station is "significantly viewed" (as determined by the FCC) as of April 1, 1993; provided, however, that any such exercise pursuant to FCC Rules with respect to NBC programs shall not be deemed to constitute a license by NBC; and provided, further, that at such time as NBC adopts a term in substitution
    --------  -------
for the term "ADI" by reason of any similar action by the FCC or other appropriate authority, such substitute term shall replace the references to "ADI" herein. NBC reserves the right to restrict such signal carriage with respect to NBC programming in the event of a change in applicable law, rule or regulation.

     18.  Limitations on Retransmission Consent.  In consideration of the grant
          -------------------------------------
by NBC to Station of the non-duplication protection provided in the most recent amendment to this Agreement, Station hereby agrees as follows:

          (a) Station shall not grant consent to the retransmission of its broadcast signal by any cable television system, or, except as provided in Paragraph 18 (b) below, to any other MVPD whose carriage of broadcast signals requires retransmission consent, if such cable system or MVPD is located outside the ADI to which Station is assigned, unless Station's signal was actually carried by such cable system or MVPD as of April 1, 1993, or, with respect to such cable system, is "significantly viewed" (as determined by the FCC) as of April 1, 1993; provided, however, that at each renewal of the Agreement, in the event Station can demonstrate to NBC that it is "significantly viewed" (as determined by the FCC) in areas in addition to those in which it was "significantly viewed" as of April 1, 1993 ("Additional Viewing Areas"), NBC agrees that it will negotiate in good faith with Station regarding a possible extension of Station's grant of the right to retransmit its broadcast signal to cable systems in the Additional Viewing Areas.

          (b) Station shall not grant consent to the retransmission of its broadcast signal by any MVPD that provides such signal to any home satellite dish user, unless such user is located within Station's own ADI or is an "unserved household" as defined in Section 119(d) or any successor provision of Title 17 of the United States Code.

     19.  Remedies for Unauthorized Copying and Transmission.  If Station
          --------------------------------------------------
violates any of the provisions set forth in Paragraphs 17 and 18 above, NBC may, in addition to any other of its rights or remedies at law or in equity under this Agreement or any amendment thereto, terminate this Agreement by written notice to Station given at least ninety (90) days prior to the effective date of such termination.

     20.  Termination.  Without limiting any other remedy which may be available
          -----------
hereunder or at law, either Station or NBC may terminate this Agreement, effective at any time by giving the other party at least thirty (30) days' prior written notice in the event that such other party materially breaches any or its obligations hereunder, unless such breach is cured within such thirty (30) day period.

     21.  Applicable Law.  The obligations of Station and NBC under this
          --------------
Agreement are subject to all applicable federal, state, and local laws, rules and regulations (including but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the FCC), and this Agreement and all matters or issues collateral thereto shall be governed by the law of the State of New York applicable to contracts negotiated, executed and performed entirely therein (without regard to principles of conflicts of laws).

     22.  Waiver.  A waiver by either of the parties hereto of a breach of any
          ------
provision of this Agreement shall not be deemed to constitute a waiver of any preceding or subsequent breach of the same provision or any other provision hereof.

     23.  Notices.  Any notices hereunder shall be in writing and shall be given
          -------
by personal delivery, facsimile, overnight courier service, or registered or certified mail, addressed to the respective addresses set forth on the first page of this Agreement or at such other address or addresses as may be specified in writing by the party to whom the notice is given. Such notices shall be deemed given when personally delivered, faxed with receipt acknowledged, delivered to an overnight courier service or mailed, except that notice of change of address shall be effective only from the date of its receipt.

     24.  Captions.  The captions of the paragraphs in this Agreement are for
          --------
convenience only and shall not in any way affect the interpretation hereof.

     25.  Entire Agreement.  The foregoing constitutes the entire agreement
          ----------------
between Station and NBC with respect to the subject matter hereof, all prior understandings being merged herein, except for the most recent amendment with respect to network nonduplication protection under FCC Rules Section 76.92.
This Agreement may not be changed, modified, renewed, extended or discharged, except as specifically provided herein or by an agreement in writing signed by the parties hereto.

     26.  Confidentiality.  The parties agree to use their best efforts to
          ---------------
preserve the confidentiality of this Agreement and of the terms and conditions set forth herein, and the exhibits annexed hereto, to the fullest extent permissible by law. The parties recognize that Section 73.3613 of the FCC's Rules and Regulations requires the filing with the FCC of television network affiliation agreements by each affiliate, but are unaware of any requirement for the filing of exhibits annexed to such affiliation agreements. In the event that the FCC should request either party to file said exhibits, that party shall give prompt notice to the other, and shall submit said exhibits to the FCC with a request that said exhibits be withheld from public inspection pursuant to
Section 0.459 of the FCC's Rules and Regulations on the grounds that said exhibits contain confidential commercial or financial information that would customarily be guarded from competitors and not be released to the public.

     27.  Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts with the same effect as if the signature to each such counterpart were upon the same instrument.

          If the foregoing is in accordance with your understanding, please indicate your acceptance on the copy of this Agreement enclosed for that purpose and return that copy to NBC.

                                 Very truly yours,

                                 NATIONAL BROADCASTING COMPANY, INC.


                                 By:   s/
                                    --------------------------------
AGREED:

MULTIMEDIA ENTERTAINMENT, INC.


By: s/
    --------------------------



MULTIMEDIA, INC.

By:  s/
   ---------------------------

                                  EXHIBIT "A"
                                  -----------

                             ECONOMIC ADJUSTMENTS



          Adjustments due to an Unauthorized Preemption of an NBC program (as utilized in Paragraph 4(b) of the Agreement) will be calculated using the following two factors:

          1. "Station's NBC delivery percentages" which is the Station's audience contribution to NBC Network programs expressed as a percentage. (This is the same NBC delivery percentage used in the annual compensation evaluation.)

          2. "Program revenue" which is the average NBC Network revenue for the preempted program. (NOTE: Program revenue will be the average revenue per program based on total annual revenue for that program, except revenue for each prime time program, which will be adjusted for the day of the week and the quarter in which the program is aired.)

          Station's NBC delivery percentage is multiplied by the program revenue to yield the dollar adjustment. An example:


               Station preempts "Program X"

               Station's NBC Network delivery % = 2.1%

               NBC'S revenue for "Program X = $900,000

               $900,000 x 2.1% = $18,900 payment to NBC

                                  EXHIBIT "B"

WLWT, CINCINNATI, OHIO

                              Compensation Matrix
                              -------------------

(NETWORK STATION RATE  ________________ X HOURS CARRIED X % BELOW)

     MON - SUN                6PM  - 11PM*                       30%
-----------------------------------------------------------------------
     MON - SUN                5PM  -  6PM*                       15%

                             11PM  -  1AM

     SAT - SUN                4PM  -  5PM
-----------------------------------------------------------------------
     MON - FRI                9AM  -  5PM                     13.38%
-----------------------------------------------------------------------
     SUN                      7AM  -  4PM**                    10.5%

     SAT                      2PM  -  4PM
------------------------------------------------------------------------
     SAT                      7AM  -  2PM                      7.88%
------------------------------------------------------------------------
     NIGHTLY NEWS             MON  -  FRI                         0%
     NIGHTLY NEWS             SAT  -  SUN                        10%
------------------------------------------------------------------------
     TONIGHT SHOW                                               7.5%
------------------------------------------------------------------------
     LATE NIGHT                                               10.25%
------------------------------------------------------------------------
     FRIDAY NIGHT                                              4.75%
------------------------------------------------------------------------
     LATER                                                        4%
------------------------------------------------------------------------
     SATURDAY NIGHT LIVE                                       6.67%
------------------------------------------------------------------------

 *   EXCLUDING NIGHTLY NEWS
**   EXCLUDING SATURDAY AND SUNDAY TODAY

All times above are expressed in terms of your station's then current local time.

                                  EXHIBIT "C"
                                  -----------

                              WLWT NEWS PROGRAMS

                            Monday     -     Friday
                         ----------------------------

                          6:00 A.M.         7:00 A.M.
                         12:00 Noon        12:30 P.M.
                          5:00 P.M.         6:30 P.M.
                         11:00 P.M.        11:35 P.M.

                                    Saturday
                                    --------

                           7:00 A.M.        8:00 A.M.
                          10:00 A.M.       11:00 A.M.
                           6:00 P.M.        6:30 P.M.
                          11:00 P.M.       11:30 P.M.

                                     Sunday
                                     ------

                           7:00 A.M.        8:00 A.M.
                          10:00 A.M.       11:00 A.M.
                           6:00 P.M.        6:30 P.M.
                          11:00 P.M.       11:35 P.M.


     Notwithstanding the foregoing, NBC agrees that Station may reduce or change such local news program schedule so long as Station broadcasts at all times during the term of the Agreement, local news programs of at least thirty (30) minutes in length as a lead-in to "The Today Show" (or replacement programming), "NBC Nightly News" (or any replacement programming) and NBC's Late Night Programming.

                                 EXHIBIT  "E"
                                 ------------

                              ADDITIONAL PAYMENTS
                              -------------------


     In consideration of Multimedia, Inc. ("Multimedia") causing Station to enter into this Agreement and the Station's performance of its obligations hereunder, and subject to the Station's compliance with each of its commitments regarding clearance and preemption of NBC programming as set forth in this Agreement (which the parties expressly agree and acknowledge are the essence of this Agreement), NBC agrees to pay Multimedia, for each quarter during the term of this Agreement, (i) an Additional Payment Amount as calculated herein and
(ii) if applicable, certain amounts pursuant to Paragraph 5 of this Exhibit E:

     1. The "Additional Payment Amount" for each quarter shall equal the product of (a) the total during such quarter of the hours broadcast live by the Station of NBC Prime Time programming for which compensation is payable, multiplied by (b) the Station's Additional Payment Rate (as defined below).

     2. The Station's "Additional Payment Rate" shall be calculated by dividing (a) the Gross Additional Consideration for the Station as set forth below by (b) the difference of 1100 Prime Time Hours (i.e. assumed number of compensable hours of NBC programming in a Broadcast Year) minus all Prime Time preemptions permitted under Paragraphs 3(b) and 3(d) of the Agreement for such year.

     3. With respect to each Broadcast Year during the initial term of this Agreement, the Gross Additional Consideration for the Station in any Broadcast Year during the initial term of this Agreement shall be the difference between
(a) the "Total Amount" (as defined below) for such Broadcast Year and (b) the amount of compensation payable for such Broadcast Year calculated on the basis of Station's Network Station Rate as of the date hereof, the Compensation Table set forth as Exhibit B to this Agreement and Station's agreed clearance levels for NBC programming for such year (giving effect to all preemptions permitted under Paragraphs 3(b), 3(c) and 3(d) of this Agreement) for such Broadcast Year. For 1996 and other years in which there are Olympic or other special event programs for which compensation is not payable, such programs will be treated as if they are compensable for purposes of calculating the amount of Station's compensation pursuant to the foregoing clause (b) of this Paragraph 3. The "Total Amount" shall be as set forth for each Broadcast Year during the initial term of this Agreement:

            Broadcast Year    Total Amount
            --------------    ------------
               1994-1995       $1,500,000
               1995-1996       $1,900,000
               1996-1997       $1,900,000
               1997-1998       $1,900,000
               1998-1999       $1,900,000
               1999-2000       $2,100,000

provided, that if Station enters into, renews or is bound by any agreement, commitment or understanding to broadcast Cincinnati Reds Games for any portion of the 1996 Major League Baseball season or any season thereafter, the Total Amount shall be reduced by $1,000,000 for each such Broadcast Year. If, after such reduction, Station's compensation payable pursuant to Paragraph 5 of the Agreement exceeds the Total Amount, NBC shall not be obligated to pay any "Additional Payment Amount" to Multimedia.

     4. The Additional Payment Amount for the Station shall be paid to Multimedia on a quarterly basis at the time compensation is payable to the Station. In calculating the Additional Payment Amount for a quarter during a particular Broadcast Year, NBC shall estimate the amount of compensation referred to in Paragraph 3(b) of this Exhibit E. In the event that such estimated amount differs from the actual amount referred to in such Paragraph 3(b), NBC shall make an appropriate or decrease to the Additional Payment Amount sayable in respect of the final quarter during a year to give effect to such difference between such estimated and actual amounts.

     5. In the event that Station accepts and clears NBC Programming outside the Programmed Time Periods in effect as of the date hereof" for which compensation is payable pursuant to Paragraph 5 (a)(i) of this Agreement ("Additional Clearances"), NBC agrees to pay Station in respect of such Additional Clearances an amount equal to (a) the product of (i) the Imputed Rate times (ii) the number of hours of such Additional Clearances of NBC Programming minus (b) the compensation otherwise payable to Station pursuant to Paragraph 5(a)(i) of this Agreement in respect of such Additional Clearances utilizing Station's actual Network Station Rate. The "Imputed Rate" shall mean the Network Station Rate that would yield total compensation (without giving effect to any Additional Payments) equal to the Total Amount based on Station's 1994 clearances and Station's Compensation Table in effect as of the date hereof.

                                  EXHIBIT "F"
                                LOCAL INVENTORY
                           REGULAR SCHEDULED PROGRAMS


                                 Weekly         Weekly
                                 Units         Minutes
                                 ------        --------
                  Primetime        106            53'
                  Late Night       215         107' 30"
                  Daytime          115          57' 30"
                  News             219         109' 30"

                                 July 11, 1995



Multimedia, Inc.
and
Multimedia Entertainment, Inc.
c/o WLWT
140 West Ninth Street
Cincinnati, Ohio 45202

Gentlemen:

     In connection with that certain Affiliation Agreement (the "Agreement") dated July 11, 1995 between NBC Television Network ("NBC"), Multimedia, Inc. and Multimedia Entertainment, Inc., licensee of television broadcast station WLWT, Cincinnati Ohio (collectively, the "Station"), the Station and NBC hereby agree as follows:

     1. NBC hereby confirms that Paragraphs 2 and 3 of the Agreement notwithstanding, the Station shall be Permitted to:

     (a) broadcast "Late Night with Conan O'Brien" (or any replacement programming) up to one hour later than its scheduled Live Time Period; provided,
                                                                       --------
however, that the Station broadcasts programming produced, syndicated or
-------
distributed by Multimedia during the scheduled Live Time Period for such NBC programming;

     (b) broadcast "Later with Greg Kinnear" (or any replacement programming) and "Friday Night" (or any replacement programming) after the Station's broadcast of "Late Night with Conan O'Brien" (or any replacement programming) (i.e. the Station shall be permitted to broadcast such programs up to one hour later than their respective scheduled Live Time Periods in the event that Station delays the broadcast of "Late Night with Conan O'Brien" (or any replacements programming) pursuant to clause (a) above);

     (c) not broadcast "The Other Side" or "Leeza" (or any respective replacement programming) in the daytime (9:00 a.m. to 4:00 p.m. local time) Monday through Friday time period; provided, the provisions of Paragraph 3(e) of
                                   --------
the Agreement shall apply to the foregoing programming; and

     (d) not broadcast "Saved By The Bell-B (second half hour)," "California Dreams," or "Inside Stuff" (or any respective replacement programming) on Saturdays.

     2. Each defined term used herein without definition shall have the meaning assigned to such term in the Agreement.

     Please indicate your acceptance of the foregoing by signing in the space indicated below.

                                    Very truly yours,

                                    NBC TELEVISION NETWORK


                                    By:  s/
                                        ----------------------------------
                                         Name:
                                         Title:


The foregoing has been reviewed by, and is acceptable to:

MULTIMEDIA ENTERTAINMENT, INC.


By:  s/ Robert E. Hamby, Jr.
     -----------------------
     Name:  Robert E. Hamby, Jr.
     Title: Vice President


MULTIMEDIA, INC.


By:  s/ Robert E. Hamby, Jr.
     -----------------------
     Name:  Robert E. Hamby, Jr.
     Title: Vice President